LOAN AND SECURITY AGREEMENT

Loan Agreement made as of the 10th day of December 2013 by and between the persons on Schedule A (collectively the “Lender”) and Plures Technologies, Inc., a Delaware corporation (“Plures”) and Advanced MicroSensors Corporation, a New York corporation (collectively “Borrower”).

RECITALS

Borrower desires Lender to loan the sum of up to $300,000 (the “Principal Amount”) to Borrower and Lender desires to lend Borrower the Principal Amount, on the terms and conditions set forth herein (the “Loan”).

Now, therefore, it is agreed by and between the parties hereto as follows:

ARTICLE 1

THE LOAN

Section 1.1  Principal Amount.  The Principal Amount is set forth in the recitals.

Section 1.2  Disbursement.  Lender or its agent shall disburse the Principal Amount to Borrower as the funds become available from Lender.

Section 1.3  Interest.  Interest shall accrue on the outstanding portion of the Principal Amount from time to time at ten (10%) percent per annum.

Section 1.4  Payment of Interest and Principal Amount.  No interest shall be payable for a period of three (3) months from the date hereof.  The outstanding Principal Amount and all accrued but unpaid interest shall be due and payable (the “Maturity Date”) on the earliest of (a) the demand of Lender given not less than three (3) months from the date hereof or (b) funding received by Borrower of an amount equal to the sums due on Borrower’s first and second loans and on this and the prior bridge loans made to Borrower or (c) the date to which payment is accelerated in accordance herewith, (the period from the date hereof to the Maturity Date is referred to as the “Term”). Repayment of Principal Amount shall include a fee equal to 25% of the amount thereof.

Section 1.5  Warrants. Each person who is a Lender shall receive, on Plures’ customary form, a warrant to purchase two and one-half (2.5) shares of Plures’ common stock for five years at $.01 per share for each one dollar of principal amount loaned by such person.

Section 1.6  Obligations.  The term “Obligations” shall mean the Principal Amount, interest accrual thereon, and all other fees costs and expenses described in this Agreement.

ARTICLE 2

COLLATERAL

The term “Collateral” means all assets and property of Borrower, presently owned and hereafter acquired, of every description and the proceeds thereof.

ARTICLE 3

SECURITY INTEREST

3.1           Grant of Security Interest.  Borrower hereby grants Lender a security interest in the Collateral, to secure the payment of Obligations as set forth in the Loan Agreement, which shall be senior to all other security interests in the assets of Borrower other than that of Hercules Technology Growth Capital, Inc. (“Hercules”) and shall be junior to the security interest of Hercules.
3.2           Perfection of Security Interest.  The security interest granted by Borrower to Lender in the Collateral shall be perfected by the filing of UCC-1 financing statements.

3.3           Release of Security Interest.  Upon payment of the Obligations in full, Lender shall release its security interest in the Collateral.  Lender shall also execute and deliver UCC-3 termination statements to Borrower, failing which Borrower is authorized to execute and file the same.

ARTICLE 4

EXERCISE OF SECURITY INTEREST

4.1           Event of Default.  The term "Event of Default" as used herein shall refer to the Events of Default set forth elsewhere herein. Upon an Event of Default, all of the Obligations shall, without notice on the part of Lender, but at its election, become immediately due and payable.

4.2           Exercise of Security Interest.  If an Event of Default shall occur then Lender shall have the rights and remedies of a secured party under the New York Uniform Commercial Code.  To the extent that notice of sale shall be required to be given by law, the parties agree that fifteen (15) days' written notice shall be deemed to be commercially reasonable.

4.3           Application of Proceeds of Sale.  The proceeds of any sale of the Collateral shall be applied by Lender as follows:

First:                 to the payment of the reasonable costs and expenses of such sale;

Second:            to the payment of the unpaid balance of the Obligations; and

Third:             to Borrower and/or others as their interest shall appear.

ARTICLE 5

COVENANTS

So long as the Principal Amount or interest shall remain outstanding, Borrower will comply with the covenants set forth in a loan agreement between Borrower and Hercules, unless the Lender shall otherwise consent in writing:

ARTICLE 6

EVENTS OF DEFAULT, RIGHTS AND REMEDIES

Section 6.1  Events of Default.  The term “Events of Default” includes the following:

(a)  Default in the payment of any of the Obligations when due;

(b)  Default in the performance, or breach, of any other covenant or agreement of the Borrower contained in this Agreement which is not cured for 15 days after notice thereof;

(c)  A petition shall be filed by or against Borrower under the United States Bankruptcy Code naming Borrower as debtor;

(d)  Any representation or warranty made by Borrower in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when made;

(e)  The rendering against Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $250,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution; or

(f)  Enforcement of remedies following a default under any bond, debenture, note or other evidence of material indebtedness of Borrower or a Subsidiary owed to any person other than Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract.

Section 6.2  Rights and Remedies.  Upon the occurrence of an Event of Default and during its continuance:

(a)  Lender may, by notice to Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which Borrower hereby expressly waives and which accelerated date shall be deemed the Maturity Date;

(b)  Lender may without regard to any waste, adequacy of the security or solvency of Borrower, apply for the appointment of a receiver of the Collateral, to which appointment Borrower hereby consents, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

(c)  Lender may exercise any other rights and remedies available to it by law or agreement.

ARTICLE 7

MICELLANEOUS

Section 7.1.          No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by Lender in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under this Agreement.  The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.  Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

             Section 7.2                Amendments, Etc.  No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Borrower therefrom or any release of a security interest shall be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

              Section 7.3                 Notices.  All notices hereunder shall be given in writing and shall be deemed given upon the first attempted delivery thereat by recognized overnight carrier to the following addresses:

If to Lender:

c/o Cedarview Opportunities Master Fund, Inc., as agent
One Penn Plaza
45th Floor
New York, NY 10119

If to Borrower:

Plures Technologies, Inc.
5297 Parkside Drive
Suite 400,
Canandaigua, NY 14424

Any such address may be changed upon notice to the other party given in accordance hereunder.

                        Section 7.4              Further Documents.  Borrower shall from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that Lender may reasonably request in order to secure, protect, perfect or enforce Lender’s rights under this Agreement (but any failure to request or assure that Borrower executes, delivers, endorses or authorizes the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of this Agreement, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

                       Section 7.5               Costs and Expenses.  Borrower shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in connection with the preparation of this Agreement and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of this Agreement and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the security interests thereunder and all of Lender’s borrowing fees and expenses (as distinct from interest) for the monies to fund the Loan, failing which the same shall be deemed part of the Principal Amount.

                      Section 7.6               Execution in Counterparts; Telefacsimile Execution.  This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.  Delivery of an executed counterpart by telefacsimile shall be equally as effective as delivery of an original executed counterpart.  Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement.

                      Section 7.7              Binding Effect; Assignment; Complete Agreement.  This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective successors and assigns, except that Borrower shall not have the right to assign its rights thereunder or any interest therein without Lender’s prior written consent.  This Agreement comprises the complete and integrated agreement of the parties on the subject matter hereof and supersede all prior agreements, written or oral, on the subject matter hereof.

                      Section 7.8               Severability of Provisions.  Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                      Section 7.9              Headings.  Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                      Section 7.10            Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York.  The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by Lender or Borrower in connection with this Agreement or the Subject Agreements may be venued in either the state or federal courts located in the County of Nassau, New York; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                     Section 7.11             Agent.  Each person comprising Lender hereby appoints Cedarview Opportunities Master Fund LP as its agent to manage all matters related to this Agreement.

                     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

            PLURES TECHNOLOGIES, INC.

                 By:_____/s/_____________________________
           Glenn Fricano, President

ADVANCED MICROSENSORS CORPORATION

By:_____/s/_____________________________
Glenn Fricano, CEO

CEDARVIEW OPPORTUNITIES MASTER FUND, L.P.

By:_____/s/____________________________
           Burton Weinstein

_______/s/_____________________________
William Lapp

________/s/____________________________
Chandrasekhar and Suseela Polepalle

SCHEDULE A

Name of Lender	Principal Amount of Loan

Cedarview Opportunities Master Fund, LP	$150,000

William Lapp	$40,000

Chandrasekhar and Suseela Polepalle	$110,000

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